Exhibit 32

SECTION 1350 CERTIFICATION

This Report on Form 10-Q for the quarter ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp as of and for the period covered by the report.

Date: May 14, 2007	By:	/s/ Jerome J. Gassen
	Name:	Jerome J. Gassen
	Title:	President and Chief Executive Officer

Date: May 14, 2007	By:	/s/ John J. Letter
	Name:	John J. Letter
	Title:	Senior Vice President – Treasurer and Chief Financial Officer